Exhibit 10.1
SERVICE CORPORATION INTERNATIONAL

RETIREMENT PLAN FOR NON-EMPLOYEE DIRECTORS

PREAMBLE
For the purposes of encouraging persons who are not employees of Service Corporation International (the “Corporation” or “Company”) or any subsidiary thereof, to serve, or continue to serve, as a member of the Board of Directors of the Corporation and thus benefit the Corporation with their knowledge, judgment, experience and contacts, the Corporation hereby establishes a Retirement Plan For Non-Employee Directors selected to be participants therein.

ARTICLE I

Effective Date of Plan

and Selection of Participants Therein

The effective date of this Plan is January 1, 1992. Any current or future director of the Corporation, including without limitation any former director who has been designated and is serving in the capacity of an honorary director or director emeritus, who is not an employee of the Corporation is eligible for selection as a participant of this Plan. Any such director shall become a participant in this Plan at such time as the Corporation's Board of Directors, or its Executive Committee, by action containing the affirmative approval of a majority of Corporation directors who are employees of the Corporation and who are not participants of the Plan, adopts a resolution naming such director as a participant in this Plan. Each such participant is herein called a "Director".

ARTICLE II
Payments Under Plan
Establishment of Mandatory Retirement Age
2.1    Upon ceasing to be a member of the Board of Directors of the Corporation for any reason, other than removal therefrom as provided in the By-laws of the Corporation and other than death (which is covered by Article IV), a Director shall be entitled to the retirement payments hereinafter provided, subject to the vesting schedule hereinafter stated. Except only as to presently serving Directors who are older, upon the later of a Director attaining the age of seventy-five years or the expiration of such Director's term as director following the attainment of such age, the term of said Director on the Board shall terminate, such age (subject to expiration of the Director's term as director) being herein established as mandatory retirement age for each Director.
2.2    Commencing with the next month following a Director ceasing to be a member of the Board of Directors, as provided in section 2.1, the Corporation will pay said Director certain retirement payments. The annual amount of such retirement payments (the "Annual Retirement Benefit") shall be $42,500, multiplied by said Director’s vested Percentage as set forth in Article III below. The Annual Retirement Benefit shall be paid to said Director in equal monthly installments, payable upon the first business day of each month. Such retirement payments shall be payable for a total period of one hundred twenty (120) consecutive months; provided that if the Director dies prior to the expiration of such period, then for the balance thereof, such payments shall be paid to the beneficiary previously designated by the Director in writing and on file with the Corporation's Secretary, which beneficiary is referred to herein as the

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"Beneficiary", and if no Beneficiary has been designated by Director, or if designated but does not survive Director, of if surviving, dies before a total of one hundred twenty consecutive payments have been paid, the remainder of said payments shall be paid to the Director's spouse, if any and if living, but to Director's estate if Director is not survived by a spouse, or if survived by a spouse, the latter should die before a total of one hundred twenty monthly payments have been made.

ARTICLE III

Vesting

3.1 The Director's vested percentage shall be determined based upon full years of service as a director, including without limitation service prior to the date of this Plan and including without limitation any period of time in which the Director was both a director and an employee of the Corporation. The years of service and the vested percentages are as follows:
Full Years of Service Vested Percentage

0 - 5 0%
6 - 8 25%
9 - 11 50%
12 - 14 75%
15 or more 100%
3.2 If a Change of Control occurs, then the Director shall immediately be 100% vested, irrespective of the number of years of service. For purposes of this agreement, "Change of Control" shall mean:
(i)The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended [the "Exchange Act]) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then outstanding shares of Common Stock of the Company (the "Outstanding Company Common

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Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (A), (B) and (C) of subsection (iii) of this definition of "Change of Control" are satisfied; or

(ii) Individuals who, as of the effective date hereof, constitute the Board of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of the Company; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nominating for election by the Company's shareholders, was approved by (A) a vote of at least a majority of the directors then comprising the Incumbent Board of the Company, or (B) a vote of at least a majority of the directors then comprising the Executive Committee of the Board at a time when such committee was comprised of at least five members and all members of such committee were either members of the Incumbent Board or considered as being members of the Incumbent Board pursuant to clause (A) of this subsection (ii), shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of the Company; or

(iii) Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (A) more than 60% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such organization, merger or consolidation in substantially the same proportions as

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their ownership, immediately prior to such reorganization, merger or conso1idation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company, any employee benefit plan [or related trust] or the Company or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficial1y owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

(iv) Approval by the shareholders of the Company of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company and any employee benefit plan [or related trust] of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the Board of Directors of such corporation where members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board of the Company providing for such sale or other disposition of assets of the Company.

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ARTICLE IV

Payment Upon Director's Death

4.1 If the Director dies prior to retirement, the Corporation will pay to the Beneficiary the annual sum of $42,500 per year. The death benefit shall be paid to the Beneficiary in equal monthly installments, payable upon the first business day of each month beginning with the month immediately following the Director's death. Such payments shall be payable to the Beneficiary until a total of 120 monthly payments have been made.
4.2 If at the time a payment is due no Beneficiary designated by the Director is in existence, such payment shall be made to the Director's surviving spouse, if any and if living, but to Director's estate if Director is not survived by a spouse, or if survived by a spouse, and the latter should die before a total of one hundred twenty monthly payments have been made.
ARTICLE
Nonassignability

This Plan and the rights, interest and benefits hereunder shall not be assigned, transferred, pledged, sold, conveyed or encumbered in any way by the Director and shall not be subject to execution, attachment or similar process. Any attempted sale, conveyance, transfer, assignment, pledge or encumbrance of this Plan or of such rights, interest and benefits contrary to the foregoing provisions or the levy of any attachment or similar process thereupon shall be null and void and without effect. This Plan shall be binding on the Corporation, its successors and assigns.

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ARTICLE VI
Miscellaneous

6.1 This instrument contains the entire Plan and constitutes a complete integration of the representation, covenants and promises of Director and the Corporation. No amendment or variation of the terms of this Plan shall be valid, unless made in writing and adopted by the Board of Directors of the Corporation or the Executive· Committee in an action containing the affirmative approval of a majority of Corporation directors who are not eligible persons or participants of the Plan; provided however, that no such amendment or variation of the terms of this Plan which reduces or otherwise has adverse consequences to the benefits of a Director shall be effective as to such Director unless such Director consents thereto in writing.

6.2 The Corporation may make any payments required by this Plan, when the recipient is incapacitated in the judgment of the Corporation by reason of physical or mental illness or infirmity: (a) to the recipient directly; (b) to the guardian of the recipient's person or estate; (c) to the custodian of a minor recipient serving under the Uniform Gifts to Minors Act of Texas or any other state; or (d) in the event an inter vivos or testamentary trust is then in existence for the benefit of any such recipient, to the trustee or trustees of any such trust.
6.3     The Corporation may make the payments specified by this Plan without liability to anyone other than the specified payee. The Director will, on behalf of the Director, or the Director's heirs and assigns, hold the Corporation harmless from any liability for making payments as specified by this Plan unless and until the Corporation is served with citation or other process issuing out of a court of competent jurisdiction in connection with a suit instituted by someone for the purpose of

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recovering or establishing an interest in such payments. In the event the Corporation becomes uncertain as to the person or persons entitled to receive payments under this Plan, the Corporation may withhold any payments until such time as the Corporation receives a written agreement from the Director, his heirs and assigns, acknowledging that he and they will be and are obligated to provide the indemnity set forth in the preceding sentence.

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